UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2019

MFA FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13991	13-3974868
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

350 Park Avenue, 20th Floor New York, New York		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 207-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	MFA	New York Stock Exchange
7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	MFA/PB	New York Stock Exchange
8.00% Senior Notes due 2042	MFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Material Definitive Agreement.

On August 16, 2019, MFA Financial, Inc., a Maryland corporation (the “Company”), entered into a Distribution Agreement (the “Agreement”) by and between (i) the Company and (ii) J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Nomura Securities International, Inc. and RBC Capital Markets, LLC (the “Sales Agents”). Under the terms of the Agreement, the Company may offer and sell shares of its common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $400,000,000 (the “Shares”) from time to time through any of the Sales Agents.

Pursuant to the Agreement, the Shares may be offered and sold through the Sales Agents in transactions deemed to be “at-the-market” offerings as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. Under the Agreement, each Sales Agent (at the Company’s election) will use commercially reasonable efforts consistent with its normal sales and trading practices to sell the Shares as directed by the Company. Under the Agreements, the Company will pay each of the Sales Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price per share of Shares sold through it. The Sales Agreements contain customary representations, warranties and agreements of the Company and customary conditions to completing future sale transactions, indemnification rights and obligations of the parties and termination provisions

Shares sold under the Agreement, if any, will be issued pursuant to the Company’s registration statement on Form S-3ASR (No. 333-233337), and a related prospectus, filed with the Securities and Exchange Commission (the “SEC”) on August 16, 2019, as supplemented by the prospectus supplement, filed with the SEC on August 16, 2019, as the same may be amended or supplemented, under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Agreement. In connection with the registration of the Shares under the Securities Act, the legal opinion of Venable LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

1.1

Distribution Agreement, dated August 16, 2019, by and between the Company and J.P. Morgan Securities LLC, Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Nomura Securities International, Inc. and RBC Capital Markets, LLC.

5.1	Opinion of Venable LLP regarding the legality of the Shares.

23.1	Consent of Venable LLP (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2019	MFA FINANCIAL, INC.

	By:	/s/ Harold E. Schwartz
Harold E. Schwartz
Senior Vice President and General Counsel